UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report: May 9, 2006
(Date of earliest event reported)

IMAGE SENSING SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

Commission File Number: 0-26056

Minnesota	41-1519168
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

500 Spruce Tree Centre
1600 University Avenue West
St. Paul, Minnesota 55104
(Address of principal executive offices, including zip code)

(651) 603-7700
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On May 12, 2006, Image Sensing Systems, Inc. (the “Company”) announced that on May 9, 2006, it received a letter from The Nasdaq Stock Market (the “Nasdaq Letter”) indicating that the Company failed to comply with the nominating committee requirements for continued listing set forth in Marketplace Rule 4350(c)(4). The Nasdaq Letter referenced the Company’s 2006 Proxy Statement filed on April 17, 2006, which stated that Mr. James Murdakes, a non-independent director of the Company, was a fifth member of the Company’s Nominating Committee. This statement in the 2006 Proxy Statement, which was inadvertently added to the 2006 Proxy Statement shortly prior to mailing, was incorrect. The Company established its Nominating Committee on April 15, 2004, and elected the following four independent directors to the committee: Richard P. Braun, Michael G. Eleftheriou, Richard C. Magnuson and Panos G. Michalopoulos. There have been no changes to the composition of the Nominating Committee since April 15, 2004. Mr. Murdakes was not listed as a member of the Company’s Nominating Committee in the Company’s 2004 Proxy Statement or 2005 Proxy Statement.

The Nasdaq Letter states that the staff is reviewing the Company’s eligibility for continued listing on The Nasdaq Stock Market. In order to facilitate this review, on or before May 24, 2006, the Company is required to provide Nasdaq with the Company’s specific plan and timetable to achieve compliance with Rule 4350(c)(4). If, after the conclusion of Nasdaq’s review process, the staff determines that the plan does not adequately address the compliance issues, then the Company will receive notification that its securities will be delisted. At that time, the Company may appeal the staff’s determination to a Listing Qualifications Panel.

The Company considered the distribution of additional solicitation materials to the Company’s shareholders in order to correct the error in the 2006 Proxy Statement. However, with the Company’s annual meeting of shareholders scheduled for May 17, 2006, the materials would not arrive in time for the meeting unless the meeting was delayed. The Company does not believe that this error warrants delay of the Company’s annual meeting of shareholders. Because the Company is currently in compliance with Marketplace Rule 4350(c)(4), the Company has determined that no specific action is warranted in response to the Nasdaq Letter.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMAGE SENSING SYSTEMS, INC.
By:	/s/ Arthur Bourgeois
Arthur Bourgeois Chief Financial Officer

Date: May 15, 2006